UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 26, 2018

GAMING AND LEISURE PROPERTIES, INC.

(Exact name of registrant as specified in its charter)

PENNSYLVANIA	001-36124	46-2116489
(State or Other Jurisdiction of Incorporation or Organization)	(Commission file number)	(IRS Employer Identification Number)

845 Berkshire Blvd., Suite 200

Wyomissing, PA 19610

(Address of principal executive offices)

610-401-2900

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (See General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of Registrant

Closing of Notes Offering

On September 26, 2018, Gaming and Leisure Properties, Inc. (“GLPI”) closed its previously announced notes offering (the “Notes Offering”) of $1,100.0 million aggregate principal amount of two series of senior unsecured notes co-issued by GLPI’s wholly-owned subsidiaries GLP Capital, L.P. (“the Operating Partnership”) and GLP Financing II, Inc. (“Capital Corp.” and, together with the Operating Partnership, the “Issuers”) consisting of $750.0 million aggregate principal amount of the Issuers’ 5.300% Senior Notes due 2029 (the “2029 Notes”) and $350.0 million aggregate principal amount of the Issuers’ 5.250% Senior Notes due 2025 (the “2025 Notes” and, together with the 2029 Notes, the “Notes”). The 2025 Notes will become part of the same series as, and are expected to be fungible with, the Issuers’ previously issued 5.250% senior notes due 2025, $500.0 million aggregate principal amount of which were originally issued on May 21, 2018 (the “Initial 2025 Notes”). The Notes will be fully and unconditionally guaranteed on an unsecured basis by GLPI.

Indenture for the Notes

The Issuers issued the Notes on September 26, 2018 pursuant to an Indenture, dated as of October 30, 2013 (the “Base Indenture”), as supplemented by a First Supplemental Indenture, dated as of March 28, 2016 (the “First Supplemental Indenture”) and, with respect to the 2025 Notes, the Fifth Supplemental Indenture, dated as of May 21, 2018 (the “Fifth Supplemental Indenture”), and, with respect to the 2029 Notes, the Seventh Supplemental Indenture, dated September 26, 2018 (the “Seventh Supplemental Indenture” and, together with the Base Indenture, the First Supplemental Indenture and the Fifth Supplemental Indenture, the “Indenture”), among the Issuers, GLPI, as parent guarantor, and Wells Fargo Bank, National Association, as trustee (the “Trustee”). The 2025 Notes mature on June 1, 2025 and bear interest at a rate of 5.250% per year. Interest on the 2025 Notes is payable on June 1 and December 1 of each year, beginning on December 1, 2018. Interest on the 2025 Notes will be deemed to accrue from May 21, 2018, the issuance date of the Initial 2025 Notes. The 2029 Notes mature on January 15, 2029 and bear interest at a rate of 5.300% per year. Interest on the 2029 Notes is payable on January 15 and July 15 of each year, beginning on January 15, 2019.

The Issuers may redeem the Notes of any series at any time, and from time to time, at a redemption price of 100% of the principal amount of the Notes redeemed, plus a “make-whole” redemption premium described in the Indenture, together with accrued and unpaid interest to, but not including, the redemption date, except that if Notes of a series are redeemed 90 or fewer days prior to their maturity, the redemption price will be 100% of the principal amount of the Notes redeemed, together with accrued and unpaid interest to, but not including, the redemption date. If GLPI experiences a change of control accompanied by a decline in the credit rating by at least two of Standard & Poor’s Ratings Services, Moody’s Investors Services, Inc. and Fitch Ratings, Inc. of the Notes of a particular series, the Issuers will be required to give holders of the Notes of such series the opportunity to sell the Issuers their Notes of such series at a price equal to 101% of the principal amount of the Notes of such series, together with accrued and unpaid interest to, but not including, the repurchase date. The Notes also are subject to mandatory redemption requirements imposed by gaming laws and regulations.

The Notes are guaranteed on a senior unsecured basis by GLPI. The Notes are the Issuers’ senior unsecured obligations and rank pari passu in right of payment with all of the Issuers’ senior indebtedness, and senior in right of payment to all of the Issuers’ subordinated indebtedness, without giving effect to collateral arrangements. The Notes are effectively subordinated to the Issuers’ future secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness. The Notes will not be guaranteed by any of the Operating Partnership’s subsidiaries, except in the event that the Operating Partnership in the future issues certain subsidiary-guaranteed debt securities, and, therefore, unless and until such time, the Notes are structurally subordinated to all liabilities of any of the Operating Partnership’s subsidiaries (excluding Capital Corp.).

The Indenture contains covenants limiting the Issuers’ ability to: incur additional debt and use their assets to secure debt; merge or consolidate with another company; and make certain amendments to the master lease, dated November 1, 2013, under which the Operating Partnership leases to Penn Tenant, LLC most of the assets that were acquired from Penn National Gaming, Inc. in 2013 (the “Penn Master Lease”). The Indenture also requires the Issuers to maintain a specified ratio of unencumbered assets to unsecured debt. These covenants are subject to a number of important and significant limitations, qualifications and exceptions. Events of default under the Indenture include, among others, the following with respect to a series of Notes: default for 30 days in the payment when due of interest on the Notes of such series; default in payment when due of the principal of, or premium, if any, on the Notes of such series; failure to comply with certain covenants in the Indenture with respect to such series for 60 days after the receipt of notice from the trustee or holders of 25% in aggregate principal amount of the Notes of such series; acceleration or payment default of debt of the Issuers in excess of a specified amount; certain events of bankruptcy or insolvency; and the Penn Master Lease or the guaranty related thereto terminating in certain circumstances. In the case of an event of default arising from certain events of bankruptcy or insolvency with respect to the Issuers, all Notes then outstanding will become due and payable immediately without further action or notice. If any other event of default occurs with respect to the Notes, the trustee or holders of 25% in aggregate principal amount of the Notes may declare all the Notes (or the Notes of such series, as applicable) to be due and payable immediately.

The net proceeds from the Notes Offering were approximately $1,095.7 million, after deducting underwriting discounts, bond premiums and original issuance discounts, the structuring fee and estimated expenses (not including interest deemed to have accrued on the 2025 Notes to the closing date of the Notes offering paid by purchasers of the 2025 Notes). The Issuers intend to use the net proceeds from the offering, together with borrowings under the Operating Partnership’s revolving credit facility, to (i) finance GLPI’s proposed acquisition of the real property assets of Plainridge Park Casino from Penn National Gaming, Inc. and its issuance of a secured mortgage loan to Boyd Gaming Corporation in connection with Boyd Gaming Corporation’s proposed acquisition of the real property assets of Belterra Park Gaming & Entertainment Center (collectively, the “Plainridge Park/Belterra Transactions”), (ii) finance GLPI’s proposed acquisition of substantially all the real property assets of five gaming facilities owned by Tropicana Entertainment Inc. and its issuance of a mortgage loan to Eldorado Resorts, Inc. in connection with Eldorado Resorts, Inc.’s proposed acquisition of substantially all the real property assets of Lumière Place (collectively, the “Tropicana Transactions”), and (iii) pay the estimated transaction fees and expenses associated with the transactions. If the Operating Partnership does not consummate the Tropicana Transactions within a specified period of time, the Issuers will redeem the 2029 Notes at a redemption price of 101% of the aggregate issue price plus accrued and unpaid interest thereon pursuant to a special mandatory redemption. The 2025 Notes are not subject to a special mandatory redemption. If the Operating Partnership does not consummate the Tropicana Transactions, the Operating Partnership intends to use the net proceeds from the offering of the 2025 Notes, together with cash on hand and/or borrowings under its revolving credit facility, to fund the Plainridge Park/Belterra Transactions or, if the Plainridge Park/Belterra Transactions are not consummated, for general corporate purposes.

The foregoing description of the Indenture does not purport to be complete and is subject to, and qualified in its entirety by, reference to the full text of the Base Indenture, the First Supplemental Indenture, the Fifth Supplemental Indenture (including the form of 2025 Note attached thereto) and the Seventh Supplemental Indenture (including the form of 2029 Note attached thereto), which are filed herewith as Exhibits 4.1, 4.2, 4.3 and 4.4, respectively, and incorporated herein by this reference.

This Current Report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any securities of GLPI or the Issuers, including, without limitation, the Notes offered and sold in the Notes Offering.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

4.1	Indenture, dated as of October 30, 2013, among GLP Capital, L.P. and GLP Financing II, Inc., as Issuers, Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to GLPI’s Current Report on Form 8-K filed on November 1, 2013)

4.2	First Supplemental Indenture, dated as of March 28, 2016, among GLP Capital, L.P. and GLP Financing II, Inc., as Issuers, Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee (incorporated by reference to Exhibit 4.1 to GLPI’s Current Report on Form 8-K filed on March 28, 2016)

4.3	Fifth Supplemental Indenture, dated as of May 21, 2018, among GLP Capital, L.P. and GLP Financing II, Inc., as Issuers, Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee, relating to the Issuers’ 5.250% Senior Notes due 2025 (incorporated by reference to Exhibit 4.4 to GLPI’s Current Report on Form 8-K filed on May 22, 2018)

4.4	Seventh Supplemental Indenture, dated as of September 26, 2018, among GLP Capital, L.P. and GLP Financing II, Inc., as Issuers, Gaming and Leisure Properties, Inc., as Parent Guarantor, and Wells Fargo Bank, National Association, as Trustee, relating to the Issuers’ 5.300% Senior Notes due 2029

4.5	Form of 2025 Note (included in Exhibit 4.3 above)

4.6	Form of 2029 Note (included in Exhibit 4.4 above)

Forward-Looking Statements

This communication includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, but not limited to, statements regarding GLPI’s expectations regarding the Plainridge Park/Belterra Transactions and the Tropicana Transactions and the intended use of proceeds from the Notes Offering. Forward-looking statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “intends,” “may,” “will,” “should” or “anticipates” or the negative or other variation of these or similar words, or by discussions of future events, strategies or risks and uncertainties. Such forward-looking statements are inherently subject to risks, uncertainties and assumptions about GLPI and its subsidiaries, including risks related to the following: the availability of and the ability to identify suitable and attractive acquisition and development opportunities and the ability to acquire and lease those properties on favorable terms; the ability to receive, or delays in obtaining, the regulatory approvals required to own and/or operate its properties, or other delays or impediments to completing GLPI’s planned acquisitions or projects, including the Plainridge Park/Belterra Transactions, the Tropicana Transactions and the related proposed acquisitions of operating assets by Boyd Gaming Corporation and Eldorado Resorts, Inc., as well as the other transactions contemplated in connection with Penn National Gaming, Inc.’s proposed acquisition of Pinnacle Entertainment, Inc.; GLPI’s ability to maintain its status as a real estate investment trust (“REIT”); GLPI’s ability to access capital through debt and equity markets in amounts and at rates and costs acceptable to GLPI, including through GLPI’s existing ATM program; changes in the U.S. tax law and other state, federal or local laws, whether or not specific to REITs or to the gaming or lodging industries; and other factors described in GLPI’s Annual Report on Form 10-K for the year ended December 31, 2017, as amended, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, each as filed with the SEC. All subsequent written and oral forward-looking statements attributable to GLPI or persons acting on GLPI’s behalf are expressly qualified in their entirety by the cautionary statements included in this communication. GLPI undertakes no obligation to publicly update or revise any forward-looking statements contained or incorporated by reference herein, whether as a result of new information, future events or otherwise, except as required by law. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication may not occur.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 26, 2018	GAMING AND LEISURE PROPERTIES, INC.
	By:	/s/ Steven T. Snyder
	Name:	Steven T. Snyder
	Title:	Interim Chief Financial Officer